UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 28, 2010
MADISON SQUARE GARDEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 465-6000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Senior Secured Revolving Credit Facility
On January 28, 2010, Madison Square Garden L.P. (“MSG LP”), a wholly-owned subsidiary of Madison Square Garden, Inc. (“MSG, Inc.”) and certain subsidiaries of MSG LP entered into a credit agreement with J.P. Morgan Securities Inc., as sole lead arranger, J.P. Morgan Securities Inc., Barclays Capital, Suntrust Robinson Humphrey, Inc. and Banc of America Securities, LLC, as bookrunners, Barclays Capital and Suntrust Robinson Humphrey, Inc., as co-syndication agents, Barclays Bank PLC and Suntrust Robinson Humphrey, Inc., as co-documentation agents, JPMorgan Chase Bank, National Association, as administrative agent, collateral agent and letter of credit issuer, and the lenders parties thereto.
The Facility
The new credit agreement provides MSG LP with a senior secured revolving credit facility of up to $375,000,000 with a term of five years. The proceeds of borrowings under the facility are expected to be available for working capital and capital expenditures, and for general corporate purposes, including but not limited to the renovation of The Madison Square Garden Arena. Up to $75,000,000 of the revolving credit facility is available for the issuance of letters of credit. All borrowings under the revolving credit facility, including, without limitation, amounts drawn under the revolving line of credit are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.
Interest Rates and Fees
Borrowings under the credit agreement will bear interest, at a floating rate which at the option of MSG LP may be either 2.5% over a floating base rate or 3.5% over an adjusted LIBOR rate. Upon a payment default in respect of principal, interest or other amounts due and payable under the credit agreement or related loan documents, default interest will accrue on all overdue amounts at an additional rate of 2.00% per annum.

The credit agreement requires MSG LP to pay a commitment fee of 0.75% in respect of the average daily unused commitments thereunder. MSG LP will also be required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the credit agreement.
Guarantees and Security
All obligations under the credit agreement will be guaranteed by MSG LP’s existing and future direct and indirect domestic subsidiaries that are not designated as excluded subsidiaries or unrestricted subsidiaries in accordance with the credit facility (the “Guarantors”). All obligations under the credit agreement, including the guarantees of those obligations, will be secured by certain of the assets of MSG LP and each Guarantor, (collectively, “Collateral”), including, but not limited to, a pledge of the equity interests held directly or indirectly by MSG LP in each Guarantor. The Collateral, however, does not include, among other things, our sports franchises or other assets of any of MSG LP’s teams, including The New York Knicks and The New York Rangers, or any interests in real property of MSG LP or the Guarantors, including the Madison Square Garden complex, the leasehold interest in Radio City Music Hall and MSG LP’s real property interest in other venues.
Prepayments
Subject to customary notice and minimum amount conditions, MSG LP may voluntarily prepay outstanding loans under the credit agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans).
With certain exceptions, MSG LP is required to make mandatory prepayments. in certain circumstances, including without limitation from the net cash proceeds of certain sales of assets (including Collateral) or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights), and the incurrence of certain indebtedness.
Certain Covenants and Events of Default
The credit agreement contains certain restrictions on the ability of MSG LP and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the credit agreement, including the following: (i) incur additional indebtedness;

(ii) create liens on certain assets; (iii) make investments, loans or advances in or to other persons; (iv) pay dividends and distributions or repurchase capital stock; (v) repay, redeem or repurchase certain indebtedness; (vi) change its lines of business; (vii) engage in certain transactions with affiliates; (viii) amend specified material agreements; (ix) merge or consolidate; (x) make dispositions; and (xi) enter into agreements that restrict the granting of liens. In addition, under the credit agreement, the parent of MSG LP (MSG, Inc.) must generally remain a passive holding company.
The credit agreement requires MSG LP to comply with the following financial covenants: (i) a maximum total secured leverage ratio of 3.50:1.00; and (ii) a maximum total leverage ratio of 6.00:1.00. In addition, there is a minimum interest coverage ratio of 2.50:1.00 for MSG, Inc.
The credit agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.
The credit agreement and the related security agreement have been filed as exhibits to this Current Report on Form 8-K and the description of those agreements contained herein is qualified in its entirety by reference to those agreements which are incorporated into this Item 1.01 by reference.

Item 9.01   Financial Statements and Exhibits
          (d)
          99.1 Credit Agreement, dated as of January 28, 2010, among Madison Square Garden, L.P., certain subsidiaries of Madison Square Garden, L.P., J.P. Morgan Securities Inc., as sole lead arranger, J.P. Morgan Securities Inc., Barclays Capital, Suntrust Robinson Humphrey, Inc. and Banc of America Securities, LLC, as bookrunners, Barclays Capital and Suntrust Robinson Humphrey, Inc., as co-syndication agents, Barclays Bank PLC and Suntrust Robinson Humphrey, Inc., as co-documentation agents, JPMorgan Chase Bank, National Association, as administrative agent, collateral agent and letter of credit issuer, and the lenders parties thereto.
          99.2 Security Agreement, dated as of January 28, 2010, among Madison Square Garden, L.P., certain subsidiaries of Madison Square Garden, L.P., other guarantors referred to thereto and JPMorgan Chase Bank, National Association, as collateral agent.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN, INC. (Registrant)
By:	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 29, 2010